Amendment No. 1 to Change of Control Termination Agreement



     This Agreement entered into this day by and between Deposit Guaranty Corp.,
a Mississippi corporation, (the "Corporation") and               ("Employee").
                                                   --------------

     WITNESSETH:

     WHEREAS, Parties are parties to a Change of Control Termination Agreement dated May 31, 1996 (the "Agreement"); and

     WHEREAS, Parties desire to amend certain provision thereof.

     THEREFORE, in consideration of the premises the parties agree that the Agreement shall be amended in the following respects, to wit:

     Section 3 is amended by adding Subsection (vi) to read as follows:

          (vi) Construction of terms. As used in this Section 3, the term "Retirement" shall be limited to voluntary termination by Employee after attaining retirement age as set forth in Corporation's qualified retirement plan. If Employee's employment is terminated without Cause or for Good Reason as defined in (ii) and (iii) above within 36 months following a change of control, he shall be entitled to benefits provided in Subsection 4(iii) even if he otherwise qualifies for retirement benefits.

     In witness whereof, the parties have executed this Amendment this 17th day of November, 1997.

                                          Deposit Guaranty Corp.


                                          By:/s/ E.B. Robinson, Jr.
                                             -----------------------------
                                          Title: Chairman and CEO


                                          --------------------------------
                                          Employee